Exhibit 4.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of August 14, 2009, among Stream Global Services, Inc., a Delaware corporation (the “Company”), Ares Corporate Opportunities Fund II, L.P. (“Ares”), NewBridge International Investment Ltd., a British Virgin Islands company (“Ayala”), EGS Dutchco B.V., a corporation organized under the laws of the Netherlands (“PEP” and together with Ares and Ayala, the “Investors”), Mr. R. Scott Murray, a resident of Wellesley, Massachusetts (“Mr. Murray”), and the stockholders of the Company listed on Schedule 1 hereto (collectively, the “Founders”).

WHEREAS, the Company, Ares and the Founders are parties to that registration rights agreement dated as of August 7, 2008 (as amended by Amendment No. 1 dated as of March 11, 2009, the “Prior Agreement”).

WHEREAS, the Company is party to the Share Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), by and among the Company, EGS Corp., a Philippine corporation (“EGS Corp.”), Ares, Ayala and PEP, pursuant to which the Company has agreed to acquire (the “Transaction”) all of the issued and outstanding shares of EGS Corp. (the “EGS Corp. Shares”).

WHEREAS, in connection with the closing of the Transaction (the “Closing”), (a) the Company will issue shares of the common stock, $0.001 par value per share, of the Company (“Common Stock”) and/or shares of the non-voting common stock, $0.001 par value per share, of the Company (“Non-Voting Common Stock”) to Ayala and PEP in exchange for all of the EGS Corp. Shares and (b) the Company will issue shares of Common Stock to Ares upon conversion of all of the issued and outstanding shares of preferred stock of the Company and in exchange for warrants to purchase 7,500,000 shares of Common Stock held by Ares.

WHEREAS, in connection with the Transaction, the parties wish to amend and restate in its entirety the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Ares, the Founders and the Company hereby agree that, other than Section 9(q) of the Prior Agreement, which shall remain in full force and effect, the Prior Agreement shall be amended and restated in its entirety to read as follows, and all parties hereto further agree as follows:

1. Effectiveness; Definitions.

(a) Effectiveness. This Agreement is being entered into before, but will not become effective until, the consummation of the Transaction. If the Exchange Agreement is terminated prior to the consummation of the Transaction, then this Agreement will automatically terminate and the Prior Agreement will remain in full force and effect.

(b) Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, or (b) if such specified Person is a natural person, any Member of the Immediate Family of such specified Person. For the purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement, each Investor shall not be deemed an Affiliate of any other Investor solely by virtue of their ownership interest in the Company.

“Ares” has the meaning set forth in the Preamble.

“Ares Significant Investor” has the meaning set forth in the Stockholders Agreement.

“Ayala” has the meaning set forth in the Preamble.

“Ayala Significant Investor” has the meaning set forth in the Stockholders Agreement.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in the recitals.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” has the meaning set forth in the recitals.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock), options, warrants or other securities, including any options or warrants to subscribe for, purchase or otherwise directly acquire shares of Common Stock from the Company (including restricted stock units and similar securities), that are directly or indirectly convertible into, or exchangeable or exercisable for, shares of Common Stock.

“Demand Registration Statement” means a Registration Statement filed or to be filed pursuant to a written Purchaser Request pursuant to Section 3.

“EGS Corp.” has the meaning set forth in the recitals.

“EGS Corp. Shares” has the meaning set forth in the recitals.

“Electing Holders” has the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” has the meaning set forth in the recitals.

“Founders” has the meaning set forth in the Preamble.

“Founders’ Shares” means the Common Stock owned or held by the Founders, as set forth on Schedule 1 hereto.

“Holder” means a holder of Registrable Securities, including any permitted transferee of a Holder, who is a party to this Agreement; provided that Mr. Murray shall not be considered a “Holder” for purposes of Sections 2 or 3 of this Agreement.

“Investors” has the meaning set forth in the Preamble.

“Member of the Immediate Family” means, with respect to any individual, each spouse or child or other descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned persons in his or her capacity as such custodian or guardian.

“Mr. Murray” has the meaning set forth in the Preamble.

“Non-Voting Common Stock” has the meaning set forth in the Preamble.

“PEP” has the meaning set forth in the Preamble.

“PEP Significant Investor” has the meaning set forth in the Stockholders Agreement.

“Person” means any natural person or individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggy-Back Registration Statement” means a Registration Statement filed or to be filed pursuant to which the Company has received one or more written requests to participate pursuant to Section 4.

“Prior Agreement” has the meaning set forth in the recitals.

“Proceeding” means any action, claim, suit, grievance, arbitration, complaint, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rules 430A, 430B or 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Holder” means each of the Ares Significant Investor, the Ayala Significant Investor and the PEP Significant Investor, in each case, for so long as it holds Registrable Securities.

“Purchaser Request” means a request for the registration of Registrable Securities (a) prior to a Qualified Public Offering, from the Requisite Majority and (b) following a Qualified Public Offering, from any of the Significant Investors. Any Purchaser Request shall indicate the securities to be sold and the type of registration being requested (e.g., a Shelf Registration Statement or a Demand Registration Statement).

“Qualified Public Offering” means the first underwritten public offering and sale of shares of Common Stock after the date of this Agreement pursuant to an effective registration statement under the Securities Act (other than on Form S-8 or a comparable form), after which, but not necessarily as a result of which, the shares of Common Stock then outstanding that will have been issued in a transaction registered pursuant to a registration statement under the Securities Act (other than shares of Common Stock (i) held by an Affiliate or executive officer of the Company or (ii) issued pursuant to a registration statement on Form S-8 or a comparable form) shall represent at least 20% of the shares of Common Stock then outstanding.

“Registrable Securities” means (a) the shares of Common Stock held by an Investor on the Closing Date, issuable upon conversion of the shares of Non-Voting Common Stock held by an Investor on the Closing Date or acquired by or issued to, or issuable upon exercise, conversion or exchange of any Convertible Security acquired by or issued to, an Investor after the Closing Date under Sections 3, 4 or 5 of the Stockholders Agreement and (b) the Founders’ Shares, in each case together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided that such shares will cease to be “Registrable Securities” (i) when they have been sold to or through a broker, dealer or underwriter in a distribution to the public or otherwise on or through the facilities of the national securities exchange, national securities association or automated quotation system on which the Company’s capital stock is listed, (ii) when a registration statement with respect to the sale of such shares has become effective under the Securities Act and such shares have been disposed of in accordance with such registration statement, or (iii) in the case of Founders’ Shares, at such time as the Holder thereof is entitled to sell all of its Registrable Securities under Rule 144 of the Securities Act without any volume, manner of sale or other restrictions; and provided further that, for purposes of Section 2(b), any Registrable Securities that are registered under Sections 2(a) or 2(b) shall not be deemed to be Registrable Securities. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon exercise, conversion or exchange of any Convertible Security, even if such exercise, conversion or exchange has not been effected and, in the case of the Non-Voting Common Stock, even if such shares are not then convertible into shares of Common Stock.

“Registration Request” means a request for the registration of Registrable Securities from one or more Holders that in the aggregate possess a majority of the Registrable Securities outstanding as of the date of such request. Any Registration Request shall indicate the securities to be sold and the type of registration being requested (e.g., a Shelf Registration Statement or a Demand Registration Statement).

“Registration Statement” shall mean any registration statement to be filed under the Securities Act, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Requisite Majority” has the meaning set forth in the Stockholders Agreement.

“Rule 144,” “Rule 415,” and “Rule 424” mean Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rules.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” means a registration for resale of Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.

“Shelf Registration Statement” means a Registration Statement filed or to be filed pursuant to a written Purchaser Request for a Shelf Registration pursuant to Section 2.

“Significant Investors” means the Ares Significant Investor, the Ayala Significant Investor and the PEP Significant Investor.

“Stockholders Agreement” means the Stockholders Agreement dated as of the date hereof among the Company and the Investors.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market, then any Business Day.

“Trading Market” means the American Stock Exchange, or, at any time the Common Stock is not listed for trading on the American Stock Exchange, any other national exchange if the Common Stock is then listed or quoted on such exchange.

“Transaction” has the meaning set forth in the recitals.

2. Shelf Registration. (a)Upon the receipt of a Purchaser Request requesting a Shelf Registration, the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Purchaser Holders (other than the Purchaser Holder so requesting) and, subject to the limitations below, shall use its reasonable best efforts to prepare and file (as expeditiously as practicable, and in any event within thirty (30) days of the receipt of such request) with the SEC a Shelf Registration Statement covering the resale of all Registrable Securities then held by the Purchaser Holders.

(b) Without limiting the rights of the Purchaser Holders under Section 2(a) to submit a Purchaser Request, after the earlier of (i) the first date on which (A) the Ares Significant Investor owns less than one-third of the Registrable Securities owned by Ares and its Affiliates on the Closing Date, (B) the PEP Significant Investor owns less than fifty percent (50%) of the Registrable Securities owned by PEP and its Affiliates on the Closing Date and (C) the Ayala Significant Investor owns less than fifty percent (50%) of the Registrable Securities owned by Ayala and its Affiliates on the Closing Date or (ii) a Qualified Public Offering, upon the receipt of a Registration Request requesting a Shelf Registration, the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders (other than the Holder so requesting) and, subject to the limitations below, shall use its reasonable best efforts to prepare and file (as expeditiously as practicable, and in any event within thirty (30) days of the receipt of such request) with the SEC a Shelf Registration Statement covering the resale of all Registrable Securities then held by the Holders.

(c) Any Shelf Registration Statement filed pursuant to this Section 2 shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the Holders of a majority of the Registrable Securities participating in the Shelf Registration may consent) and shall contain (except if otherwise directed by the Holders of a majority of the Registrable Securities participating in the Shelf Registration) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof; and shall, subject to notice from the Company under Section 8(f), use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act for the period that such Registration Statement may be kept effective under applicable SEC regulations or, if earlier, until (i) in the event of a Registration Statement filed pursuant to Section 2(b), the date on which all Registrable Securities are eligible for resale under Rule 144 without any volume, manner of sale or other restrictions or (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”). The Company shall notify each Holder in writing promptly (and in any event within one Trading Day) after receiving notification from the SEC that a Registration Statement has been declared effective.

(d) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 as a result of a characterization by the SEC of the transaction described by the Registration Statement as a primary offering by the Company, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2, the SEC refuses to alter its position, the Company shall, upon obtaining consent of the Holders of a majority of the Registrable Securities participating in the Shelf Registration, (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415. Any Registrable Securities not able to be included in a Registration Statement filed pursuant to this Section 2 shall reduce the number of Registrable Securities of each Holder covered by such Registration Statement pro rata based on the number of Registrable Securities held by each such Holder. The Company shall have no liability to any Holder as a result of the Registration Statement covering less than all of the Registrable Securities under the circumstances described in this section. Within nine (9) months, or such earlier time as permitted by the SEC, of the initial registration filed hereunder being declared effective, the Company shall file an additional registration statement containing the Cut Back Shares. With regard to the new Registration Statement, all of the provisions of this Section 2 shall again be applicable to the Cut Back Shares.

(e) Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 2, (i) during the ninety (90) day period commencing on the effective date of any other registration statement filed by the Company relating to the public offering of its Common Stock or securities convertible into Common Stock (other than on Forms S-4 or S-8 or any successor thereto) or (ii) if the Company shall furnish to the applicable Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, the Board has determined to file a registration statement relating to the public offering of its Common Stock or securities convertible into Common Stock (other than on Forms S-4 or S-8 or any successor thereto) within thirty (30) days of the Purchaser Request or Registration Request, as the case may be, during the period commencing on the date of such notice and ending upon the earliest of (A) effectiveness of such registration statement, (B) a decision by the Company not to pursue effectiveness of such registration statement or (C) ninety (90) days after the filing of such registration statement; provided, however, that in the case of clause (ii), the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that, for the avoidance of doubt, this clause (ii) shall be incremental to, and not in lieu of, the Company’s relief from its shelf registration obligation under clause (i) above.

(f) Notwithstanding the foregoing, if the Company shall furnish to the applicable Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, maintaining a Registration Statement’s effectiveness would be materially detrimental to the Company and its stockholders by reason of a material pending or imminently prospective transaction or development and therefore suspending such Registration Statement’s effectiveness is essential, the Company shall have the right to suspend such effectiveness for a period of not more than sixty (60) days in the aggregate after receipt of the Purchaser Request or Registration Request, as the case may be; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

3. Demand Registration.

(a) If at any time the Company shall receive (i) a written Purchaser Request or (ii) without limiting the rights of the Purchaser Holders under clause (i) to submit a Purchaser Request, after the earlier of (A) the first date on which (1) the Ares Significant Investor owns less than one-third of the Registrable Securities owned by Ares and its Affiliates on the Closing Date, (2) the PEP Significant Investor owns less than fifty percent (50%) of the Registrable Securities owned by PEP and its Affiliates on the Closing Date and (3) the Ayala Significant Investor owns less than fifty percent (50%) of the Registrable Securities owned by Ayala and its Affiliates on the Closing Date or (B) a Qualified Public Offering, a written Registration Request, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of Section 3(b) below, shall use its reasonable best efforts to prepare and file a Registration Statement with respect to all Registrable Securities which the applicable Holders request to be registered within ten (10) days of the mailing of such notice by the Company, in accordance with Section 8(g) below, and use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

(b) If the applicable Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting (whether it is on a firm commitment or best efforts (i.e., registered direct) basis), they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in Section 3(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in the underwriting and such Holder) to the extent provided herein. A majority in interest of the Holders of Registrable Securities participating in the underwriting, in consultation with the Company, shall select the managing underwriter or underwriters in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(n)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of such Holders; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 3, if the managing underwriter advises a Holder that marketing factors require a limitation of the number of shares to be underwritten, then the Holder shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, among any such Holder(s) that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the aggregate number of Registrable Securities held by all such Holders, until such Holders have included in the underwriting all Registrable Securities requested by such Holders to be included and (ii) thereafter, among all other holders of Common Stock, if any, that have the right and have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the number of shares of Common Stock owned by such holders. Without the consent of a majority in interest of the Holders participating in a registration referred to in Section 3(a), no securities other than Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would adversely impact the marketing of such offering.

(c) The Company shall be obligated to effect not more than four (4) registrations for each Significant Investor (and only if each such registration would include Registrable Securities with an aggregate value of at least ten million dollars ($10,000,000), calculated using the closing price of the Common Stock on the Trading Market on the Trading Day immediately preceding the date of the Purchaser Request) pursuant to Purchaser Requests under this Section 3 (an offering which is not consummated shall not be counted for this purpose).

(d) Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 3, (i) during the ninety (90) day period commencing on the effective date of any other registration statement filed by the Company relating to the public offering of its Common Stock or securities convertible into Common Stock (other than on Forms S-4 or S-8 or any successor thereto) or (ii) if the Company shall furnish to the applicable Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, the Board has determined to file a registration statement relating to the public offering of its Common Stock or securities convertible into Common Stock (other than on Forms S-4 or S-8 or any successor thereto) within thirty (30) days of the Purchaser Request or the Registration Request, as the case may be, during the period commencing on the date of such notice and ending upon the earliest of (A) effectiveness of such registration statement, (B) a decision by the Company not to pursue effectiveness of such registration statement or (C) ninety (90) days after the filing of such registration statement; provided, however, that in the case of clause (ii) the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that, for the avoidance of doubt, this clause (ii) shall be incremental to, and not in lieu of, the Company’s relief from its demand registration obligation under clause (i) above.

(e) Notwithstanding the foregoing, if the Company shall furnish to the applicable Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, maintaining a Registration Statement’s effectiveness would be materially detrimental to the Company and its stockholders by reason of a material pending or imminently prospective transaction or development and therefore suspending such Registration Statement’s effectiveness is essential, the Company shall have the right to suspend such effectiveness for a period of not more than sixty (60) days in the aggregate after receipt of the Purchaser Request or the Registration Request, as the case may be; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

4. Piggy-Back Registrations.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), (ii) a registration on Form S-4 (or similar or successor form), (iii) a registration relating to the sale of securities acquired pursuant to Rule 144A under the Securities Act or (iv) a registration relating to the issuance of shares of Common Stock in respect of Convertible Securities outstanding on the Closing Date), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder received by the Company within ten (10) Trading Days after mailing of such notice by the Company in accordance with Section 8(g), the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder (the “Electing Holders”) has requested to be registered; provided that (x) if such registration involves an underwritten offering to the public, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or other selling stockholders; and (y) if, at any time after giving notice of the Company’s intention to register any securities pursuant to this Section 4 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Holders under Section 3. The Company shall have no obligation under this Section 4 to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

(b) If such registration involves an underwritten offering to the public, if the managing underwriter of the underwritten offering shall inform the Company by letter of the underwriter’s opinion that the number of Registrable Securities requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the price at which such securities can be sold, and the Company has so advised the Electing Holders in writing, then the Company shall include in such registration, to the extent of the number that the Company is so advised can be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its own account, then (ii) to the extent that the number of shares of Common Stock proposed to be sold by the Company or the Electing Holders pursuant to Section 4(a) is less than the number of shares of Common Stock that the Company has been advised can be sold in such offering without having the material adverse effect referred to above, such Registrable Securities requested by the Electing Holder(s) to be included in such registration pursuant to this Section 4 allocated pro rata among such Electing Holders as nearly as practicable to the respective numbers of Registrable Securities requested to be included in such registration, then (iii) such other securities covered by other registration rights, allocated pro rata among the holders of such other rights in proportion, as nearly as practicable, to the respective numbers of such securities requested to be included in such registration. All other stockholders of the Company shall be excluded from the proposed offering before any Electing Holder is required to reduce his, her or its shares being offered under the registration statement.

5. Registration Procedures. In connection with the Company’s registration obligations hereunder with respect to any Registration Statement, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the applicable Holders and to counsel to such Holders (“Holder Counsel”) copies of all such documents proposed to be filed and (ii) cause the Company’s officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file such Registration Statement or any related Prospectus, amendments or supplements thereto to which the Holders of a majority of the Registrable Securities to be included in such registration shall reasonably object.

(b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period in the case of a Shelf Registration Statement, and until the end of the related offering in the case of any other Registration Statement, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, to any comments received from the SEC with respect to any Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders and Holder Counsel true and complete copies of all correspondence from and to the SEC relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the applicable Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold pursuant to a Registration Statement and Holder Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement (in which case the Company shall deliver to each such Holder a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment thereto is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to a Registration Statement or related Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, related Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations for the Company from such governmental agencies or authorities as may be reasonably necessary to enable the applicable Holders to consummate the disposition of such Registrable Securities.

(f) Furnish to each applicable Holder and Holder Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto; including financial statements and schedules, and all exhibits to the extent requested by such Person (excluding those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(g) Promptly deliver to each applicable Holder and Holder Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) related to a Registration Statement and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) In the time and manner required by each Trading Market, if at all, (i) prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as reasonably practicable thereafter; (iii) to the extent available to the Company, provide to the Holder evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market.

(i) Prior to any public offering of Registrable Securities pursuant to a Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders and Holder Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in the case of a Shelf Registration

Statement, and until the offering is completed in the case of any other Registration Statement, and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(j) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Stockholders Agreement and any other agreement between the applicable Holder and the Company, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event described in Section 5(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to such a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor its related Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Cooperate with any due diligence investigation undertaken by the Holders in connection with the sale of Registrable Securities pursuant to a Registration Statement, including, without limitation, by making available any documents and information.

(m) If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters (whether on a firm commitment or best efforts basis) for the offering, the Company shall enter into and perform its obligations under an underwriting (or similar) agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

(n) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(o) Use commercially reasonable efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing underwriter, if any, and to the Holders.

(p) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(q) Comply with all applicable rules and regulations of the SEC.

(r) The Company shall not be required to deliver any document pursuant to any provision of this Section 5 to any Holder that is not selling Registrable Securities under the applicable Registration Statement. The Company shall also not be required to deliver any document pursuant to any provision of this Section 5, other than Section 5(g), to any Holder that proposes to sell Registrable Securities with less than $500,000 in aggregate offering price to the public under the Registration Statement (based on the last sale price per Common Stock on the Trading Market on the Trading Day immediately preceding the date of the Purchaser Request or Registration Request, as the case may be).

(s) The Company shall not identify any Holder as an underwriter in any public disclosure or filing with the SEC or any Trading Market without the prior written consent of such Holder. If the Company is required by law to identify a Holder as an underwriter in any public disclosure or filing with the SEC or any Trading Market, it must notify such Holder in writing in advance (the “Identification Notice”) and such Holder shall have the option, in its sole discretion, to consent to such identification as an underwriter or to elect to have its Registrable Securities be deemed Cut Back Shares solely for the purposes of such Registration Statement and removed from such Registration Statement. If the Holder does not make such election within five (5) Business Days of such Holder’s receipt of the Identification Notice, such Holder shall be deemed to have elected to have its Registrable Securities be deemed to be Cut Back Shares. The Company shall not be obligated to file a new Registration Statement as a result of any such Cut Back Shares. Except as provided in this Section 5(t), any Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement.

(t) Use its commercially reasonable efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with any Trading Market, and (ii) in compliance with applicable state securities, or Blue Sky, laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders)), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) reasonable fees and disbursements (not to exceed $75,000 per registration) of one counsel selected by the Holders of a majority in interest of the Registrable Securities included in such Registration Statement in a registration contemplated by Sections 2, 3 or 4 to represent all Holders including Registrable Securities in such registration and (f) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this

Agreement. The fees and expenses referred to in the first sentence shall exclude (y) all underwriting discounts, selling commissions and stock transfer or documentary stamp taxes, if any, applicable to any Registrable Securities registered and sold by such Holder and (z) all expenses incurred by the Holders without first receiving the consent of the Company.

7. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, partners, members, equityholders, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, equityholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 5(c)(v)-(vii), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(f). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, partners, members, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all losses arising out of or relating to any untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 7(a) or 7(b), is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each

Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Other. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the indemnification provisions of this Agreement, the provisions of the underwriting agreement will control.

The indemnity and contribution agreements contained in this Section 7 are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties.

8. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach by it of any of the provisions of this Agreement and agrees to waive in any Proceeding for specific performance of any obligation the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and either (i) a Requisite Majority or (ii) if none of the Significant Investors owns Registrable Securities representing at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock, the holders of a majority of the then outstanding Registrable Securities; provided, that the consent of a Holder that is a Significant Investor shall be required prior to any such waiver or amendment for so long as such Holder, together with its Affiliates, owns more than five percent (5%) of the then outstanding shares of Common Stock. In addition, (i) solely in the case of a waiver or amendment that would adversely affect the rights and/or obligations of the Founders, such waiver or amendment will require the written consent of Holders of a majority of the then outstanding Registrable Securities owned by the Founders, (ii) solely in the case of a waiver or amendment that would adversely affect the rights and/or obligations of Mr. Murray, such waiver or amendment will require the written consent of Mr. Murray and (iii) solely in the case of a waiver or amendment that would adversely and disproportionately affect the rights and/or obligations of a Holder, such waiver or amendment will require the written consent of such Holder.

(c) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(d) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Demand Registration Statement other than the Registrable Securities unless required to do so by currently existing agreements, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

(e) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(f) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5(c)(v), 5(c)(vi) or 5(c)(vii), which notice may be given by the Company regardless of whether a registration has been effected pursuant to Section 2, 3, or 4, such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of any supplemented Prospectus and/or amended Registration Statement (if required pursuant to Section 5(l)), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(g) Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as set forth on the signature pages hereto or as reflected in the Company’s records.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder. A Holder may assign its rights and obligations hereunder to any transferee of Registrable Securities; provided that such transferee agrees in writing to be bound, with respect to the transferred rights or obligations, by the provisions hereof that apply to a “Holder.” In the event of any assignment of the rights of a Holder to more than one Person in accordance with this section, the provisions of this Agreement shall be deemed amended to reflect more than one Holder, mutatis mutandis.

(i) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

(j) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN

(INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF ANY PARTY SHALL COMMENCE A SUIT, ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT, THEN THE PREVAILING PARTY IN SUCH SUIT, ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH SUIT, ACTION OR PROCEEDING.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(m) Market Standoff. Each of the Purchaser Holders and each other Holder shall, if requested by the managing underwriter or underwriters in an underwritten offering, (i) agree not to effect any public sale or distribution of securities of the Company of the same class as the securities included in a Registration Statement relating to such offering, including a sale pursuant to Rule 144 under the Securities Act, except as part of such underwritten registration, during the 15-day period prior to, and during a period ending on the earlier of (A) such time as the Company and the managing underwriter shall agree and (B) ninety (90) days after the effective date of, each underwritten offering made pursuant to such Registration Statement; and (ii) execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering; provided, that each stockholder of the Company owning at least one percent (1%) of the then outstanding Common Stock (on an as-converted basis) and each officer and director of the Company enter into a similar agreement.

(n) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(a) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company, each Investor, each Founder and Mr. Murray covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, manager or member of any Investor or Founder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or Founder or any current or future member of any Investor or Founder or any current or future director, officer, employee, partner, manager or member of any Investor or Founder or of any Affiliate or assignee thereof, as such, for any obligation of any Investor or Founder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President and Chief Executive Officer

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SIGNATURE PAGES TO FOLLOW]

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF MANAGEMENT II, LP., Its General Partner

By:	ACOF OPERATING MANAGER II, L.P., Its General Partner

By:	ARES MANAGEMENT, INC., Its General Partner

By:	/s/ Jeffrey B. Schwartz
Name:	Jeffery B. Schwartz
Title:	Vice President

Address for Notice:

Ares Corporate Opportunities Fund II, LP.
C/O Ares Management, Inc.
2000 Avenue of the Stars 12th Floor Los Angeles, California 90067
Phone: (310) 201.4100
Fax: (310) 201.4157
Attention: David Kaplan and Jeff Schwartz

with a copy (which shall not constitute notice) to:
Proskauer Rose LLP
2049 Century Park East
Suite 3200
Los Angeles, CA 90067-3206
Phone: (310)284-4550
Fax: (310)557-2193
Attn: Michael A. Woronoff, Esq.

Signature Page – Registration Rights Agreement

EGS DUTCHCO B.V.

By:	R. Davis Noell
Name:
Title:

Address for Notice:

EGS Dutchco B.V.
Fred Roeskestraat 123
1076 EE Amsterdam, Netherlands

Attention: Raymond M. Mathieu
Telephone: (401) 751-1700
Facsimile: (401) 751-1790

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Attention: Michael Weisser

Signature Page – Registration Rights Agreement

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.

By:	/s/ Alfredo I. Ayala
Name:	Alfredo I. Ayala
Title:	Director

Address for Notice:

NewBridge International Investment Ltd. c/o Ayala Corporation
33/F Tower One
Ayala Triangle
Ayala Avenue
Makati City, 1226
Metro Manila, Philippines

Attention: Solomon M. Hermosura
Telephone: +63 (2) 848-5643
Facsimile: +63 (2) 759-4383

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Attention: Michael Weisser

Signature Page – Registration Rights Agreement

/s/ R. Scott Murray
R. Scott Murray

Address:
R. Scott Murray c/o Stream Global Services, Inc. 20 William Street, Suite 310 Wellesley, Massachusetts 02481

Signature Page – Registration Rights Agreement

Trillium Capital LLC

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President

Number of shares of Common Stock: 3,753,402 Address:
Trillium Capital LLC c/o Stream Global Services, Inc. 20 William Street, Suite 310
Wellesley, Massachusetts 02481

/s/ Sheila M. Flaherty
Sheila M. Flaherty

Number of shares of Common Stock: 556,815
Address:
Sheila M. Flaherty c/o Stream Global Services, Inc.
20 William Street, Suite 310 Wellesley, Massachusetts 02481

Signature Page – Registration Rights Agreement

SCHEDULE 1

FOUNDERS

Name of Stockholder	Number of Shares of Common Stock
Trillium Capital LLC	3,753,402

M. Benjamin Howe	436,198

Kevin T. O’Leary	467,254

Stephen D. R. Moore	311,198

Paul G. Joubert	467,254

Lloyd R. Linnell	866,278

Sheila M. Flaherty	556,815

Schedule 1 – Registration Rights Agreement

Robert Wadsworth	273,438

Charles F. Kane	222,726

G. Drew Conway	436,198

Deborah Keeman	21,739

Schedule 1 – Registration Rights Agreement

Annex A

Plan of Distribution

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.